Exhibit 99

U.S. Xpress Enterprises, Inc. Announces Disposition of Investment in
U.S. – Mexico Operations and Impact on Financial Results

After Full Implementation the Transaction is Expected to Improve Operating Income by Approximately $10 Million Annually

U.S. Xpress Enterprises, Inc. (the “Company”) today announced its plan to exit its U.S. - Mexico cross border investment as part of its ongoing capital allocation and profit improvement initiatives. When fully implemented, the plan is expected to reduce current and planned invested capital by approximately $40.0 million, improve the Company's consolidated operating margin, and offer customers continued access to cross border service through a variable cost alternative.

In connection with this plan, as well as the disposition of its remaining 10% equity investment in a former subsidiary, the Company expects to record an approximate $12.3 million non-cash, pre-tax loss on equity investments for the fourth quarter of 2018. These changes mark the latest step in the Company’s continued execution of its strategic overhaul designed to drive operational improvement as U.S. Xpress strives to deliver its third consecutive year of margin improvement in 2019. The plan will be executed in stages over the next several months.

Eric Fuller, President and CEO, commented, “As part of our ongoing initiatives to improve profitability and enhance shareholder returns, we evaluated our aggregate investment in our U.S.-Mexico operations, including investments south of the border, in Laredo, Texas, and in U.S. assets and personnel required to service this business. We concluded that these operations required a comparatively high level of fixed investment per unit of revenue and created lane inefficiency in the U.S., because serving freight to and from the border did not maximize revenue per mile or meet our other network planning priorities. During 2018, the combined Mexico and allocated U.S. operations failed to keep pace with improvements in the Company's U.S. OTR and Dedicated truckload operations. As a result, the decision to exit this operation was identified as a relatively high return, simple execution initiative. This strategic decision reflects the latest step in the Company’s transformation as we methodically evaluate our capital allocation, improve our operational execution, and target industry-leading profitability."

Exit of U.S. – Mexico Cross Border Investment

The Company's cross border business consists of 95% equity ownership in Xpress Internacional, S.A. de C.V. In addition, to serve the business the Company maintains fixed investments in the United States consisting of a trucking terminal in Laredo, Texas, approximately 700 incremental dry van trailers, and tractor capacity allocated toward serving freight to and from the border. Including the allocated cost of the U.S. investments and personnel, the cross border business generated approximately $50 million in revenue but insignificant operating income in 2018.

As part of U.S. Xpress’s ongoing transformation, the Company made the decision to exit its fixed cost investment in the cross border business and sold its investment in the Mexican entity to the existing managers. The operational transition is expected to be complete during the second quarter of 2019. The exit involves the following components, which will be executed over the next several months:

•
Sale of the Company's 95% equity ownership of Xpress Internacional S.A de C.V., for an estimated $4.5 million in cash and an additional $8.5 million in cash to be received over 8.5 years. The equity sale has been completed.

•
Closing and sale of the Company's trucking terminal in Laredo, Texas, and disposition of approximately 700 dry van trailers allocated toward the Mexico business as these trailers complete the transition phase. The terminal is valued at an estimated $7.0 million, and the trailers had been slated for replacement over the next two years at an estimated cost of $20.0 million. This operational transition is anticipated to be completed during 2019.

•
Repositioning approximately 300 domestic tractors from loads to and from the border to more profitable loads through network optimization over a transition period, while continuing to offer customers ongoing access to cross-border service on a variable cost basis through relationships with our former partners, anticipated to be completed in the first half of 2019.

Financial Update

The Company expects to record a non-cash, pre-tax charge of approximately $12.3 million in the fourth quarter of 2018 to reflect the write down of the total investment in Xpress Internacional, which U.S. Xpress had operated since 2007. In addition, the Company expects to incur one-time expenses during the first quarter of 2019 related to the transition plan to shut down its domestic infrastructure that supported the cross border business, this expense is not expected to exceed $4.0 million on a pre-tax basis.

The plan is estimated to have the following annualized financial impact following full implementation and collection of all installments of deferred proceeds:

($ in thousands)	Mexico	Domestic	Consolidated
Revenue(1)	$(50,000)	$10,800	$(39,200)
Operating income(2)	$(7,000)	$17,000	$10,000
Cash proceeds(3)	$13,000	$7,000	$20,000
Eliminate future trailer replacement capital expenditures(4)			$20,000

The Company expects to repay debt with the cash proceeds generated from the exit.

Notes:

(1) Reflects elimination of estimated 2018 total revenue of Xpress Internacional and expected increase in revenue per total mile associated with network optimization of tractors in U.S. operations. Cross border revenue and tractor counts are not included in the Company’s truckload operating statistics.
(2) Reflects elimination of estimated 2018 operating income of Xpress Internacional, elimination of approximately $6.2 million in annual operating expenses associated with the Laredo terminal and leased trailers, and expected increase in revenue per total mile associated with network optimization of tractors in U.S. operations.
(3) Reflects expected collection of approximately $4.5 million in cash at closing, $2.5 million in cash over the next several months, $6.0 million in cash over 8.5 years, and approximately $7.0 million from the sale of our domestic terminal.
(4) 700 trailers were scheduled for replacement with owned trailers in 2020 and 2021.

Other Item

In the fourth quarter, the Company's residual investment of 10% of the common equity of Xpress Global Systems was extinguished. The investment was carried at a value of approximately $1.0 million and will be recorded as a loss on investment with an after-tax impact of approximately 2 cents per diluted share.

About U.S. Xpress Enterprises

Founded in 1985, U.S. Xpress Enterprises, Inc. is the nation’s fifth largest asset-based truckload carrier by revenue, providing services primarily throughout the United States. We offer customers a broad portfolio of services using our own truckload fleet and third‐party carriers through our non‐asset‐based truck brokerage network. Our modern fleet of tractors is backed up by a team of committed professionals whose focus lies squarely on meeting the needs of our customers and our drivers.

Forward-Looking Statements

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be identified by their use of terms or phrases such as "expects," "estimates," "projects," "believes," "anticipates," "plans," "intends," “outlook,” and similar terms and phrases. Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. In this press release, the statements relating to expected results of exiting the cross border investments are forward-looking statements. The following factors, among others, could cause actual results to differ materially from those in the forward-looking statements: the actual costs of severance, leased vehicle turn-in, equipment repositioning, and other expenses associated with exiting the operations; the impact of supply and demand on availability and pricing of replacement loads for tractors in our U.S. network; the prices obtained for assets being disposed of; and the timing and amount of deferred consideration collected. Readers should review and consider these factors along with the various disclosures by the Company in its press releases, stockholder reports, and filings with the Securities and Exchange Commission. We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.

Contact:

U.S. Xpress Enterprises, Inc.
Brian Baubach
Sr. Vice President Corporate Finance and Investor Relations
investors@usxpress.com

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